Exhibit 23.3

                   SHERWIN D. YOELIN, PETROLEUM ENGINEER INC.
                              1439 BONNIE JEAN ROAD
                       LA HABRA HEIGHTS, CALIFORNIA 90631
                                  310/697-3700

March 7, 1997

Fortune Petroleum Corporation
One Commerce Green
515 W. Greens Rd., Suite 720
Houston, Texas  77067

Re:   Consent of Independent Petroleum Engineer

Gentlemen:

     I hereby consent to the incorporation of my January 1, 1995, Annual Reserve Report of the oil and gas reserves of Fortune Petroleum Corporation dated February 27, 1995, in the Company's annual report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 10, 1997.

Respectfully,

/s/ SHERWIN D. YOELIN
Sherwin D. Yoelin
Registered Petroleum Engineer
State of California
Certificate No. P 1241